Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-190957 and No. 333-43524) of Eastman Kodak Company of our report dated March 19, 2014 relating to the financial statements and financial statement schedule of Eastman Kodak Company (Predecessor), which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Rochester, New York
March 16, 2015

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-190957 and No. 333-43524) of Eastman Kodak Company of our report dated March 16, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Eastman Kodak Company (Successor), which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Rochester, New York
March 16, 2015